Exhibit 10.74

SUMMARY OF ANNUAL CASH INCENTIVE BONUS AWARDS,

LONG-TERM PERFORMANCE AWARDS, STOCK OPTIONS AND RESTRICTED COMMON

SHARES GRANTED IN FISCAL 2016 FOR NAMED EXECUTIVE OFFICERS

Annual Cash Incentive Bonus Awards Granted In Fiscal 2016

The following table sets forth the annual cash incentive bonus awards granted to the following named executive officers (“NEOs”) of Worthington Industries, Inc. (the “Company”) under the Worthington Industries, Inc. Annual Incentive Plan for Executives for the twelve-month performance period ending May 31, 2016:

Annual Cash Incentive Bonus Awards Granted for Fiscal 2016

Name	Annual Cash Incentive Bonus Awards for Twelve-Month Performance Period Ending May 31, 2016 (1)
	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	442,900	885,800	1,771,600
B. Andrew Rose	251,835	503,670	1,007,340
Mark A. Russell	318,270	636,540	1,273,080
Andrew J. Billman	185,658	371,315	742,630
Geoffrey G. Gilmore	225,000	450,000	900,000

(1)

Payouts which can be earned under these annual cash incentive bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the twelve-month performance period with each performance measure carrying a 50% weighting. For Mr. Billman and Mr. Gilmore, business unit executives, the corporate EPS measure carries a 20% weighting, the applicable business unit EOI carries a 30% weighting, and the business unit EVA carries a 50% weighting. For all calculations, restructuring charges and non-recurring items are excluded and EPS and the Steel Processing business unit EOI results are adjusted to eliminate the impact of FIFO gains and losses. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid. Annual cash incentive bonus award payouts earned will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by actual or constructive termination of an NEO’s employment during the performance period), the annual cash incentive bonus award would be considered to be earned at target and payable as of the date of termination of employment.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2016

The following table sets forth the long-term performance awards (consisting of cash performance awards and performance share awards) for the three-fiscal-year period ending May 31, 2018 and the option and restricted common share awards granted to the NEOs in the fiscal year ending May 31, 2016 (“Fiscal 2016).

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2016

Name	Long-Term Cash Performance Awards for Three- Fiscal-Year Period Ending May 31, 2018 (1)			Long-Term Performance Share Awards for Three-Fiscal- Year Period Ending May 31, 2018 (1)			Option Awards: Number of Common Shares Underlying Options (2)	Exercise or Base Price of Option Awards ($/Share) (2)	Restricted Common Share Awards
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P. McConnell	500,000	1,000,000	2,000,000	10,000	20,000	40,000	35,000	30.92	30,000	(3)
B. Andrew Rose	300,000	600,000	1,200,000	5,000	10,000	20,000	17,000	30.92	16,000	(3)
Mark A. Russell	300,000	600,000	1,200,000	5,000	10,000	20,000	17,000	30.92	16,000	(3)
Andrew J. Billman	150,000	300,000	600,000	2,500	5,000	10,000	8,500	30.92	8,000	(3)
Geoffrey G. Gilmore	150,000	300,000	600,000	2,500	5,000	10,000	8,500	30.92	8,500	(3)

(1)

These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2015 to May 31, 2018. Payouts of long-term cash performance awards and long-term performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. For Mr. Gilmore, a Steel Processing business unit executive, and for Mr. Billman, a Pressure Cylinders business unit executive, the cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the applicable business unit EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are excluded, and EPS and Steel Processing business unit EOI results are adjusted to eliminate the impact of FIFO gains or losses. No awards are paid or distributed if none of the three-fiscal-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated.

(2)

Effective June 26, 2015, under the 2010 Stock Option Plan, the NEOs were granted non-qualified stock options with respect to the number of common shares shown, with an exercise price equal to $30.92, the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33% per year on each anniversary of their grant date.

(3)	These annual time-vested restricted common share awards were granted effective June 26, 2015 under the 1997 LTIP.

2